SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the securities Exchange Act




                               August 14, 2000
                                Date of Report
                      (Date of Earliest Event Reported)




                               CORVALLIS, INC.
            (Exact Name of Registrant as Specified in its Charter)



                             1486 South 11th East
                          Salt Lake City, Utah 84105
                   (Address of principal executive offices)

                                (801) 487-3893
                        Registrant's telephone number


     NEVADA                        33-18143-D                87-0449399
(State or other            (Commission File Number)      (I.R.S. Employer
jurisdiction of                                          Identification No.)
incorporation)

ITEM 5:     OTHER INFORMATION

     On August 14, 2000, Corvallis, Inc. signed a letter of intent to acquire all the outstanding and issued common stock of USAStarOne.Net, Inc. a Texas corporation ("USAStar") through the issuances of Corvallis' common stock, $.001 par value. USAStar is an educational Internet service and eCommerce solutions provider based in Owensboro, Kentucky. The rate of exchange contemplated in the letter of intent is 13,500,000 shares of Corvallis's common stock for all outstanding shares of USAStar common stock. Upon completion of the merger Corvallis will be the surviving corporation and will change its name to reflect USAStar's business.

     Corvallis intends to complete formal due diligence of USAStar within sixty days and enter into a merger agreement with that company shortly thereafter. The consummation of the merger will be contingent upon shareholder approval. Corvallis plans to structure the merger as a tax-free, stock-for-stock transaction which complies with the provisions of
Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

     USAStar utilizes a network marketing model for its Internet service provider business. Each dial-up or direct service link customer of USAStar receives a CD-ROM-based interactive educational software package, which is designed to provide these customers with the necessary tools to access the Internet and educational programs ranging from basic "point-and-click" techniques to the development of websites. Included in the software are lessons involving computer and Internet fundamentals, the Windows operating system, word processing, spreadsheets, website development, etc.

ITEM 7:     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)     Exhibits.

     2.1 Letter of Intent between Corvallis, Inc. and USAStarOne.Net, Inc. dated August 14, 2000.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


        8/26/00
Date: ________________         Corvallis, Inc.

                              /s/ Whitney O. Cluff
                          By: _____________________________
                               Whitney O. Cluff
                               President and Chief Executive Officer

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